SCHEDULE 14A INFORAMTION

              PROXY PURSUANT TO SECTION 14 (a) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement [_] Confidential, for Use of the
Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-
12


                               UNITED MORTGAGE TRUST
                  (Name of Registrant as Specified in Its Charter)


___________________________________________________________________
     (Name of person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid preciously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration No.:
(3) Filing Party:
(4) Date Filed:

                       UNITED MORTGAGE TRUST
                  5740 Prospect Avenue, Suite 1000
                        Dallas TX 75206
                        (214) 237-9305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of United Mortgage Trust:

You are cordially invited to attend the Annual Meeting of Shareholders of United Mortgage Trust, a Maryland real estate investment trust, to be held on June 27, 2005, at 10:00 a.m., CDT, at 1702 N Collins Blvd., Suite 100, Richardson TX 78080, for the following purposes:

1) The election of five Trustees to serve until our Annual Meeting of Shareholders to be held in 2006 or until such Trustees' successors are elected and qualified;

2) Ratification of the selection of Whitley Penn as our independent public accountants for the fiscal year ending December 31, 2006; and

3) To transact such other business as may properly come before the annual meeting or at any adjournments thereof.

A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. Only holders of record of our shares of beneficial interest (the "Shares") at the close of business on May 20, 2005 are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. A list of all shareholders as of May 20, 2005 will be open for inspection at the Annual Meeting.

Our Board of Trustees desire to have a maximum representation of shareholders at the Annual Meeting. We may incur substantial additional proxy solicitation costs if a sufficient number of proxies are not returned in advance of the Annual Meeting. In order that your Shares may be represented at the Annual Meeting, the Trustees respectfully request that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A shareholder may revoke a proxy by notice in writing to our President at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

By Order of our Board of Trustees

Cricket Griffin, Chairman
Dallas, Texas
May 26, 2005




YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE
OR FAX IT TO US AT (214) 237-9304.

                             UNITED MORTGAGE TRUST
                      5740 Prospect Avenue, Suite 1000
                              Dallas TX 75206
                               (214) 237-9305

                              PROXY STATEMENT

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD June 27, 2005

To Our Shareholders:

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Trustees for use at our Annual Meeting of Shareholders (the "Annual Meeting") to be held on the 27th day of June 2005 at 10:00 a.m., Central Daylight Time, at 1702 N Collins, Suite 100, Richardson TX 78080, and any adjournments thereof. This Proxy Statement, the accompanying proxy ballot card and the Notice of Annual Meeting are first being provided to shareholders on May 27, 2005.

GENERAL INFORMATION

Solicitation Of Proxies

Our Board of Trustees solicits the enclosed proxy. The costs of this solicitation, which represents the amounts normally expended for solicitations relating to an uncontested election of directors, will be borne by us. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission and telegram on our behalf by our Trustees and officers. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. We do not expect to engage an outside firm to solicit votes.

Voting Rights

Holders of our shares of beneficial interest (the ?Shares") at the close of business on May 27, 2005 (the ?Record Date?), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date 7,031,285 were outstanding. Each Share outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting.

Quorum And Vote Required

The presence, in person or by proxy, of shareholders representing 50% or more of the issued and outstanding Shares entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum is present, (i) a plurality of the votes cast at the Annual Meeting is required for election as a Trustee, and
(ii) the affirmative vote of the majority of the Shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for all other matters. Cumulative voting in the election of Trustees is not permitted.

Effect Of Abstention

Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against all matters presented at the Annual Meeting other than the election of Trustees. An abstention with respect to the election of the Company's Trustees will not be counted either in favor of or against the election of the nominees.

Revocability Of Proxy

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to our Secretary that the proxy is revoked, by presenting a later-dated proxy executing the prior proxy, or by attending the Annual Meeting and voting in person.

Voting Of Proxies

Shares represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as Trustees and FOR the ratification of the appointment of Whitley Penn as our auditors.

                 PROPOSAL 1 - ELECTION OF TRUSTEES

Our Declaration of Trust provides for not less than three or more than nine Trustees, a majority of whom must be Independent Trustees, except for a period of 60 days after the death, removal or resignation of an Independent Trustee. We currently have five Trustees, three of whom are Independent Trustees. A total of five Trustees are scheduled to be elected at the 2003 annual meeting to serve for a one-year term and until their successors are elected and duly qualified. The nominees for members of our Board of Trustees are set forth below. Unless authorization is withheld, the persons named as proxies will vote FOR the nominees for Trustees listed below unless otherwise specified by the shareholder. In the event any nominee is unable or declines to serve as a Trustee at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Trustees to fill the vacancy. In the event that additional persons are nominated for election as Trustees, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, our Board of Trustees is not aware of any nominee who is unable or will decline to serve as Trustee. All of the nominees listed below already are serving as our Trustees and constitute all of our current Trustees.

The election to our Board of Trustees of each of the five nominees identified in this Proxy Statement will require a plurality of the votes cast, in person or by proxy, at the Annual Meeting. OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FIVE NOMINEES IDENTIFIED BELOW.

Nominees to Board of Trustees

The names and ages of the persons nominated for election as our Trustees and the year in which each became a Trustee are set forth below:

                             First Became
                             A Trustee of
Name and Age                 the Company           Position
-------------------------------------------------------------------------------
Christine Griffin, 52           1996          Trustee, Chairman of the Board,
                                                President and Treasurer
Douglas R. Evans, 60            1996          Independent Trustee and Secretary
Richard D. O'Connor, Jr., 50    1996          Independent Trustee
Paul R. Guernsey, 55            1996          Independent Trustee
Michele A. Cadwell, 53          1997          Trustee

Business Experience Of Nominees

The following is a summary of the business experience of the nominees for election as our Trustees.

Christine ?Cricket? Griffin has been our President and a Trustee since July 1996 and is a member of the Audit Committee. From June 1995 until July 1996, Ms. Griffin served as Chief Financial Officer of SCMI, a Texas based mortgage-banking firm that is an Affiliate of our Advisor and that sells Mortgages and provides mortgage-servicing services to us. Her responsibilities at SCMI included day-to-day bookkeeping through financial statement preparation, mortgage warehouse lines administration, and investor communications and reporting. Additionally, Ms. Griffin was responsible for researching and implementing a note servicing system for SCMI and its subservicer. Before joining SCMI, Ms. Griffin was Vice President of Woodbine Petroleum, Inc., a publicly traded oil and gas company for 10 years, during which time her responsibilities included regulatory reporting, shareholder relations, and audit supervision. Ms. Griffin is a 1978 graduate of George Mason University, Virginia with a Bachelor of Arts degree, summa cum laude, in Politics and Government.

Richard D. O'Connor, Jr. is one of our Independent Trustees. He has been a Trustee since July 1996. In 2000 Mr. O?Connor became a partner of O?Connor & Jones, L.L.P., a Dallas law firm. From 1998 to 2000 Mr. O'Connor was a shareholder of Stollenwerck, Moore & Silverberg, P.C., a Dallas law firm. From 1993 to 1998, Mr. O'Connor practiced law as a sole practitioner specializing in the areas of real estate, business and contract law. Between 1985 and 1993, Mr. O'Connor was a partner with the Dallas law firm of Scoggins, O'Connor and Blanscet. Between 1989 and 1993, Mr. O'Connor was an attorney in the real estate department of J.C. Penney Company. Mr. O'Connor received a Bachelor of Business Administration degree from the University of Texas at Austin in 1976, and a J.D. degree from the University of Houston in 1978. Mr. O'Connor has been Board Certified in Commercial Real Estate law by the Texas Board of Legal Specialization since 1987.

Paul R. Guernsey has been one of our Independent Trustees since July 1996 and is a member of the Audit Committee. Since 1993 Mr. Guernsey has been a Partner and Chief Financial Officer of The Hartnett Group, Ltd. and related companies. These companies invest primarily in the financial markets, income and non-income producing real estate, real estate development, and residential mortgage loans. From 1991 through 1993 Mr. Guernsey was Chief Financial Officer of American Financial Network, Inc. a public company that operated a computerized loan origination network, seven residential mortgage brokerage companies, and a wholesale mortgage brokerage operation. From 1987 through 1991, he was Chief Financial Officer and then Vice President of Operations for Discovery Learning Centers, Inc., a chain of childcare centers. From 1986 to 1987, he worked with James Grant & Associates, a Dallas based merchant banking firm. From 1973 through 1985, he served in the audit, tax and management services departments of both a regional CPA firm, and as a partner of a local firm in Michigan. Mr. Guernsey graduated with a Bachelors Degree in Business (Accounting) from Ferris State University, Michigan in 1973 and is a member of the American Institute of CPA's.

Douglas R. Evans has been one of our Independent Trustees since July 1996. Since February 1995, Mr. Evans has been a Principal of PetroCap, Inc., a firm that provides investment and merchant banking services to a variety of clients in the oil and gas industry. From 1987 until February 1995, Mr. Evans was President and Chief Executive Officer of Woodbine Petroleum, Inc., which was a publicly traded oil and gas company until it was taken private through a merger in September 1992. As part of his responsibilities at Woodbine, Mr. Evans managed and negotiated the sale of the parent company's REIT portfolio including mortgages and real property.
Mr. Evans has been a licensed real estate broker in Texas since 1979 and a licensed real estate agent since 1976. Mr. Evans received an MBA from Southern Methodist University in 1972 and a Bachelors of Arts degree from the University of North Carolina in 1967.

Michele A. Cadwell is one of our affiliated Trustees. She is a fee attorney affiliated with Commonwealth Land Title of Dallas, Texas. From 1998 to 1999, Ms. Cadwell was Manager ? Onshore Land Operations with EEX Corp. Her primary responsibilities include drafting and negotiating exploration and marketing agreements, analysis of legislation and regulatory proposals, researching complex mineral titles, organization and management of non-core property divestitures, settlement of land owner disputes and advising and testifying on matters before the Oklahoma Corporation Commission. From 1980 until 1998 she was employed with Enserch Exploration, Inc. as Senior Land Representative. Ms. Cadwell is a 1974 graduate of the University of Oklahoma with a Bachelors of Arts Degree in English and a Juris Doctor Degree in 1978. She is admitted to both the Oklahoma and Texas bars.

Board Committees And Meetings

We have a standing audit committee. We also have an Independent
Trustees Committee that was organized to consider the proposed merger between UMT and UMT Holdings, L.P.

The members of our Audit Committee are Paul Guernsey, who is one of our Independent Trustees and our President, Cricket Griffin, who is non-independent. Our Board of Trustees has determined that Ms. Griffin and Mr. Guernsey qualify as "audit committee financial experts" as defined by SEC regulations. Ms. Griffin's and Mr. Guernsey's relevant experience is described above in the biographical information for each. Our Audit Committee Charter is attached to this Proxy Statement as Appendix A . The Audit Committee met two times in 2005.

We have no standing nominating or compensation committees of our Board of Trustees. Nominations for Trustees are determined by the full Board since the Board is relatively small and is comprised of the majority of Independent Trustees. The Board does not have a formal policy with regard to the consideration of any trustee candidates recommended by security holders. The entire Board will review any person nominated by shareholders that has experience in our industry and who possesses good qualities in terms of his or her background including education, job history, memberships, ethical standards and reputation. We will consider nominations for trustees made by our shareholders. If you wish to submit names of prospective nominees for consideration by the Board you should do so in writing addressed to the President accompanied by sufficient biographical and other information to enable the Board to make an informed decision.

The Board of Trustees held three regular meetings in 2004. All trustees were in attendance at all meetings.

We do not have a formal policy regarding attendance by our trustees at our Annual Meetings; however, we encourage such attendance. Last year, two trustees attended our Annual Meeting.

Compensation Of Trustees

Trustees who are not Independent Trustees do not receive any compensation for acting as Trustees. Independent Trustees are entitled to receive the greater of $1,000 per meeting or $4,000 per year. For each year in which they serve, each Independent Trustee shall also receive 5-year options to purchase 2,500 Shares at an exercise price of $20 per Share (not to exceed 12,500 shares per Trustee). During 2004, the Independent Trustees each received $3,000 and waived their rights to additional fees and each Independent Trustee who served during all of 2004 also received 5-year stock options to purchase 2,500 Shares at an exercise price of $20 per Share.

In addition to the foregoing, the Board of Trustees voted to provide additional compensation to the three Independent Trustees serving on the Independent Committee to review the merger proposal received from UMT Holdings, L.P. For 2004, $51,000 was awarded to each of the Independent Trustees for such service.

Code of Ethics

Our Board of Trustees has adopted a Code of Conduct and Business Ethics that is applicable to all trustees, officers and employees of the company. You may obtain a copy of this document free of charge by mailing a written request to: Investor Relations, United Mortgage Trust, 5740 Prospect Avenue, Suite 1000, Dallas TX 75206, or by sending an email request to: griffin@unitedmortgagetrust.com.

Compensation Committee Interlocks and Insider Participation

We have no standing compensation committee. None of our executive officers has served on the board or on the compensation committee of any other entity which had officers who served on our Board of Trustees.

We do not have a formal policy for communications with our Board of Trustees. However, shareholders may communicate with the Board of Trustees by writing to us at:

United Mortgage Trust
Board of Trustees
5740 Prospect Avenue, Suite 1000, Dallas TX 75206


EXECUTIVE COMPENSATION AND OTHER MATTERS

We do not have any employees. Our sole executive officer, Christine Griffin, is employed by and is compensated by our Advisor. We pay certain fees to our Advisor as set forth below.

Management

Executive Officer

Christine Griffin is our President and is our only executive officer. She is President of our Advisor, and in her capacities as President, Ms. Griffin manages our day-to-day operations, subject to the supervision our Board of Trustees. Information about Ms. Griffin?s background is set forth above under ?Proposal 1 ? Election of Trustees ? Nominees to Board of Trustees.?

Our Advisor

The Trustees have retained UMT Advisors, Inc., a Texas corporation (the "Advisor") to manage the our day-to-day operations and to use its best efforts to seek out and present us with, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with our investment policies and objectives. The services of our Advisor include managing our day-to-day operations, development of investment guidelines, overseeing servicing, negotiating purchases of loans and overseeing the acquisition or disposition of investments, and managing our assets.

The directors and officers of our Advisor are set forth below. The officers of our Advisor may also provide services to business not affiliated with our Advisor or us. Our President is an employee of the Advisor.

NAME                          AGE     OFFICES HELD
----------------------------------------------------------------
Todd Etter                    53      Chairman
Christine ?Cricket? Griffin   52      President
Timothy J. Kopacka            46      Vice President/Secretary
Melvin E. Horton, Jr.         60      Vice President - Marketing

Todd Etter has been Chairman of UMT Advisors, Inc. since its formation in November 2000. He was President of Mortgage Trust Advisors, Inc., our former Advisor since 1996. In 1992 Mr. Etter formed and since that date has served as President of South Central Mortgage, Inc., a Dallas, Texas-based mortgage banking firm. From 1980 through 1987 Mr. Etter served as a Principal of South Central Securities, a NASD member firm. In 1982 he formed South Central Financial Group, Inc., a Dallas, Texas based investment-banking firm and continues to serve as its President. During the period 1980-1992 he sourced over $37 million in capital for cable television, real estate and child care center investments. From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance and construction company. In total, Crawford, Etter and Associates developed over 1,000 residential lots, marketed over 800 single-family homes and constructed over 400 homes. Mr. Etter received a Bachelors of Arts degree from Michigan State University in 1972.

Christine ?Cricket? Griffin. Ms. Griffin has served as President of UMT Advisors, Inc. since its inception. For Ms. Griffin?s biographical information, please see above under ?Trustees and Officers.?

Timothy J. Kopacka has served as Vice-President of UMT Advisors, Inc. since its formation in November 2000. Since 1996, Mr. Kopacka has served as Vice President of Mortgage Trust Advisors, Inc., the Company?s former Advisor. Since 1984, he has been President of Kopacka & Associates, Inc., dba Grosse Pointe Financial, a financial advisory firm. From 1987 to 1990, he served as Vice President of Marketing and Operations for Kemper Financial Services in their retirement plans division. From 1980 to 1983, he was employed with Deloitte, Haskins & Sells, an international accounting and consulting firm. From 1983 through 1986, Mr. Kopacka was Chief Financial Officer for Federal Tax Workshops, Inc., an educational and consulting firm for CPA's. Mr. Kopacka, a Certified Public Accountant, received a Bachelors of Arts degree in Accounting and Finance from Michigan State University. He is a member of the Michigan Association of CPA's, the Hawaii Association of Public Accountants and the American Institute of CPA's.

Melvin E. Horton, Jr. has served as a Vice President of UMT Advisors, Inc. since its inception. Since January 2000, Mr. Horton has been President of AML Advisors, a firm engaged in providing consulting, sales, and marketing advice to institutional and individual investors. From January 1997 to January 2000 he was Senior Vice President and Managing Director of the Private Client Group of Southwest Securities, Inc. (NYSE). Mr. Horton managed The Horton Company, a Registered Investment Advisor from January 1996 to January 1997. Between August 1982 and December 1988 and between May 1992 and January 1996, he acted in sales and management positions for Salomon Smith Barney and its predecessor firms including Shearson Lehman Brothers and EF Hutton. He served as President of MBI Financial from January 1989 to May 1992. Mr. Horton received a Bachelor?s degree in Business in Accounting and Finance in 1968 from Southern Methodist University and was awarded an MBA from the Cox School at SMU in 1971.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Fees paid to the Advisor, a related party: On January 1, 2001, the Company entered into an Advisory Agreement, which has been renewed annually, with UMTA whereby the Advisor provides the Company with day-to-day management and administrative services subject to the supervision and review by the Trustees. In consideration for the services, the Company paid the Advisors a trust administration fee of $945,005 during 2004 The fee was calculated as 1/12th of 1/2 of 1% paid monthly of the first $50,000,000 of income producing assets and 1/12th of 1% of income producing assets in excess of $50,000,000, paid monthly.

Rent paid and received between related parties: As of January 1, 2001 the Company?s obligation under the terms of its lease agreement with SCMI was assumed by its Advisor and no rent has been paid by the Company since 2000. During 2004, rent expense paid by the Advisor and included as part of the trust administration fee was $22,000.

Loan servicing fees paid to an affiliate: Under the terms of a Mortgage Servicing Agreement with PSC, the Company incurred loan servicing fees of $109,245 during 2004. The Company does not normally retain the servicing rights to the loans it purchases, however it is not prohibited from servicing its loans.

Purchasing Mortgage Investments from affiliates: The Company has purchased residential mortgages and contracts for deed from SCMI. To date, the aggregate amount is approximately $18,000,000. Below is a table of interim mortgages purchased from affiliates and the line-of-credit issued to an affiliate with outstanding balances of loans:

Affiliated Company          During 2004
---------------------------------------
Capital Reserve Corp.       $ 4,793,000
Ready America Funding       $25,011,000
REO Property Company        $ 1,910,000
Ready Mortgage Corp.        $ 2,338,000
South Central Mortgage      $   150,000
Line-of-credit (UDF)        $28,722,000
UMTH Lending                $11,399,000

Salaries and wages now paid by the Advisor: Payroll expenses, although paid by the Advisor and construed to be part of the trust administration fees in 2004, were approximately $273,000.

Line-of-Credit Receivable, Affiliate: On January 1, 2005, but effective September 30, 2004, the Company entered into a First Amended and Restated Secured Line of Credit Promissory Note and an Amended and Restated Security Agreement (collectively, the ?Amendment?) with UDF. The Amendment amended the existing revolving line of credit facility (?Loan?) to extend the term an additional five years and to increase the line of credit to $30 million. The purpose of the Loan is to finance UDF?s investments in real estate development projects. The Amendment has two components: the Long Term Investment portion (?LTI?) and the Bridge-Loan Investment portion (?BLI?).

The Loan is secured by the pledge of all of UDF?s land development loans and equity investments. Those UDF loans may be first lien loans or subordinate loans. The LTI portion may not exceed $12,000,000 and bears interest at an annualized percentage rate of 15% with interest payable monthly. The BLI portion may not exceed $18,000,000 and is secured by the assignment of first lien loans made by UDF to developers for the acquisition of pre-development residential real estate. The BLI portion is additionally secured by the pledge of all of UDF?s land development loans and equity investments. The BLI portion bears interest at an annualized percentage rate of 13.5% with interest payable monthly.

The Loan is subordinate to UDF Senior Debt which consists of a loan guaranty to Colonial Bank in the amount of approximately $8,750,000 and a $10,000,000 line of credit provided by Coppermark Bank.

UDF may use the Loan proceeds to finance either: (a) indebtedness associated with any real estate development project upon which Borrower has a first priority lien to the extent such indebtedness, including indebtedness financed by funds advanced hereunder and indebtedness financed by funds advanced from any other source, including without limitation Senior Debt, exceeds 85% of the appraised value of such real estate development project; or (b) indebtedness associated with any real estate development project upon which Borrower has a junior priority lien to the extent such indebtedness, including indebtedness financed by funds advanced hereunder and indebtedness financed by funds advanced from any other source, including without limitation Senior Debt, exceeds 80% of 85% of the appraised value of such real estate development project.

The Amendment represents a further increase in the Company?s loans to UDF and in the land development loans made or to be made by UDF representing approximately 25% of the Company?s entire portfolio. The Company?s Trustees have approved this change in the Company?s investment policy represented by the increase in the Loan based upon the changed interest rate environment which has resulted in lower yields from the Company?s traditional mortgage investments as well as experience to date with loans made to UDF.

The Company monitors the line-of-credit for collectibility on a continuing basis based on the affiliate?s payment history. No valuation allowance or charge to earnings was recorded for the year ended December 31, 2004. The outstanding balance was $28,721,639 at December 31, 2004.

     PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Our Board of Trustees has selected the accounting firm of Whitley Penn to audit the our financial statements for, and otherwise act as our independent certified public accountants with respect to the year ended December 31, 2005. Our Board of Trustees' selection of Whitley Penn for the current fiscal year is being presented to shareholders for ratification at the Annual Meeting. To our knowledge, neither Whitley Penn nor any of its partners has any direct financial interest or any material indirect financial interest in us, or has had any connection since our inception in the capacity of promoter, underwriter, Trustee, officer or employee. A representative of Whitley Penn will be present at the Annual Meeting and will have the opportunity to answer questions and make a statement if they desire to do so.

Audit Fees

Whitley Penn has served as our principal accountant and independent registered public accounting firm since July 2002, when Jackson
Rhodes, P.C., our prior auditors, was merged into Whitley Penn.

The Board of Trustees, upon the recommendation of the Audit
Committee, engaged Whitley Penn to serve as our independent auditors for the fiscal years ending December 31, 2004, 2003 and 2002. The
Audit Committee also approves in advance all engagements of Whitley Penn for audit-related, tax and other services.

The following table reflects fees billed by Whitley Penn for services rendered to us in 2004 and 2003:

Nature of Services          2004          2003
-----------------------------------------------
Audit fees  (1)            $61,000      $50,879
Tax fees  (2)               $5,026       $7,065
All other fees  (3)           None         None

(1) Audit Fees: This category consists of fees for the audit of our annual financial statements, review of the financial statements including in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings engagements for those fiscal years.
(2)  Tax Fees:  This category consists of professional services
rendered   by Whitley Penn, P.C. for tax compliance and tax
planning. The services under this category include tax return preparation and technical advice.
(3) All Other Fees: This category consists of all other permissible non-audit services rendered by our independent auditors. We did not incur any fees in this category in 2004.

The Audit Committee accepts proposals from potential audit firms during the first quarter of each year and before the annual proxy statement is prepared. The Audit Committee reviews proposals and fees and makes its recommendation to shareholders in the annual proxy statement

The Audit Committee approves 100% of the fees charged by auditors and tax preparers.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF WHITLEY PENN, P.C. AS INDEPENDENT AUDITORS
FOR FISCAL YEAR 2005

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

As of the Record Date, we had 7,744,917 Shares issued, 7,031,285 Shares outstanding, and 713,632 Shares in treasury from the repurchase of shares through our Share Repurchase Plan. The following table sets forth certain information regarding the beneficial ownership of the Shares as of the Record Date by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Shares, (ii) each of our Trustees and executive officers, and (iii) all of our Trustees and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws where applicable.

                                  Number of    Percent
Name and Address                  Shares (1)   of Class
--------------------------------------------------------
Christine "Cricket" Griffin (2)      2,500(3)     0.04%
Richard D. O'Connor, Jr. (2)        12,500(3)     0.18%
Paul R. Guernsey (2)                12,500(3)     0.18%
Douglas R. Evans (2)                12,500(3)     0.18%
Michele A. Cadwell (2)                 -- (3)       --

All Trustees and Executive
Officers as a Group (5 persons)    40,000(4)     0.57%

(1) For purposes of this table, Shares indicated as being owned beneficially include Shares not presently outstanding but which are subject to exercise within 60 days through options, warrants, rights or conversion privileges. For the purpose of computing the percentage of the outstanding Shares owned by a shareholder, Shares subject to such exercise are deemed to be outstanding securities of the class owned by that shareholder but are not deemed to be outstanding for the purpose of computing the percentage by any other person.
(2) A trustee and/or executive officer of the Company. The address of all trustees and executive officers of the Company is c/o the Company, 5740 Prospect, Suite 1000, Dallas TX 75206.
(3) Includes Shares issuable upon the exercise of stock options at an exercise price of $20.00 per Share.
(4) Includes the Shares described in footnote (3) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires a registrant's executive officers, directors and ten percent shareholders to file reports of ownership and changes in ownership with the SEC and to furnish copies of those reports to the registrant. Based solely on our review of such forms, we believe that all of our executive officers and trustees (we do not believe that we have any ten percent shareholders) complied with the applicable filing requirements.

                    AUDIT COMMITTEE REPORT
    The Audit Committee is comprised of one independent trustee and one non-independent trustee and operates under a written charter adopted by the Board. The Committee is appointed by the Board to monitor, among other things, the Company?s financial reporting process and the independence and performance of the Company?s independent accountants. It is the responsibility of management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the Company?s independent accountants to audit those financial statements.
    The audit committee reviewed and discussed the audited financial statements with management.

    The audit committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ? 380), as may be modified or supplemented.

    The audit committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ending December 31, 2004, and be filed with the Securities and Exchange Commission.

    Audit Committee
    Paul R. Guernsey, Chairman
    Christine Griffin

                            OTHER MATTERS

As of the date of this Proxy Statement, our Board of Trustees knows of no other matters, which may properly be, or are likely to be, brought before the meeting. To date, we have received no shareholder proposals. However, if any proper matters are brought before the meeting, the persons named in the enclosed Proxy will vote them as our Board of Trustees may recommend.

At the Annual Meeting of Shareholders, in addition to the matters described above, there will be an address by our President and a general discussion period during which shareholders will have an opportunity to ask questions about our business and operations.

     Proposals for 2006 Annual Meeting

If a shareholder desires to submit a proposal for consideration at the next Annual Shareholders Meeting and would like to have the proposal submitted on our proxy statement and form of proxy, such proposal must be received by us no later than 120 days before mailing of the Proxy Statement for the next Annual Shareholders meeting, whichever is later. We anticipate that we will hold our next Annual Shareholder Meeting in June 2006.

     Annual Report and Form 10-K

All Shareholders of record on the Record Date have been sent a copy of our 2004 Annual Report to Shareholders contained herewith, which contains our audited financial statements for the years ended
December 31, 2004, 2003 and 2002.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2004 that was filed with the Securities and Exchange Commission (the ?SEC?) may be obtained without charge (except for exhibits to that Form 10-K, which will be furnished upon payment to us of reasonable expenses in furnishing those exhibits). To obtain a copy of that Form 10-K or any of those exhibits, please send a written request to Christine Griffin, our President, at our offices located at 5740 Prospect, Suite 1000, Dallas TX 75206 or from the SEC?s website located at www.sec.gov.

By Order of our Board of Trustees

Cricket Griffin, Chairman

Dallas, Texas
May 26, 2005


                                APPENDIX A


                    CHARTER OF THE AUDIT COMMITTEE OF
                         UNITED MORTGAGE TRUST
                        As adopted May 25, 2005

PURPOSE

The primary function of the Audit Committee is to aid the Board of Trustees in fulfilling its oversight responsibilities by reviewing:

The financial reports and other financial information provided by the Company to any governmental department or agency or to the public;

The Company?s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

The Company?s auditing, accounting and financial reporting processes generally;

Providing an open avenue of communication among the external auditor and internal auditors, who have direct responsibility to the Audit Committee and Board of Trustees, and financial management of the Company.

The Audit Committee?s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Company?s financial reporting process and internal control system;

Review and appraise the audit efforts of the Company?s accountants.

Review and approve all related party transactions regardless of the dollar value of the transaction.


COMPOSITION

The Audit Committee shall be comprised of two or more trustees as determined by the Board, a majority of which (at least one of which, if there are but two trustee members), shall be Independent Trustees.
All Audit Committee members shall have a working familiarity with basic finance and accounting practices, and at least one member shall have an understanding of generally accepted accounting principles and financial statements and accounting or related finance accounting expertise.

The members of the Audit Committee shall be elected annually by the Board and shall serve until their successors are duly elected and qualified. Members of the Audit Committee shall designate a Chair by majority vote of the full Committee membership.

MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet at least annually with management and the independent accountants in separate sessions to discuss any matters that the Audit Committee or management believes should be discussed privately. In addition, the Audit Committee or at least its Chair shall meet with the independent accountants and management quarterly to review the Company?s financial statements.

RESPONSIBILITIES AND DUTIES

The Audit Committee shall:

Receive and review reports prepared by the Company?s independent accountants concerning: the Company?s critical accounting policies ; alternative treatments of financial information within generally accepted accounting principles that have been discussed with management; the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants.

Review the Company?s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants;

Review with the Company?s financial management and the independent accountants the Company?s Report on Form 10-Q prior to its filing or prior to any release of earnings ;

Select the independent accountants, considering independence and effectiveness, and approve all fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountant?s independence;

Evaluate and approve any non-audit related services, including tax services, to be provided to the Company by the independent accountants.

Establish procedures for confidential and anonymous treatment of the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

Engage, if needed or desired, independent counsel and other advisors.

Review the performance of the independent accountants and approve any proposed termination of the independent accountants;

Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization?s financial statements;

Review the integrity of the Company?s internal and external financial reporting processes;

Consider and approve, if appropriate, major changes to the Company?s auditing and accounting principals and practices as suggested by the independent accountants, management, or the internal auditing department;

Establish regular and separate systems of reporting to the Audit
Committee by management and the independent accountings regarding any significant judgments made in management?s preparation of the financial statements and the view of each as to appropriateness of such judgments;

After completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements;

Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented;

Publish the report required by the rules of the Securities and Exchange Commission to be included in the Company?s annual proxy statement.

Review and update this Charter periodically.







1

- 2 -